Exhibit (h)3.3

                    , 2006

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE: Russell Investment Company 2007 Retirement Distribution Fund – A Shares, 2007 Retirement Distribution Fund – S Shares, 2007 Accelerated Distribution Fund – A Shares, 2007 Accelerated Distribution Fund – S Shares, 2007 Extended Distribution Fund – A Shares and 2007 Extended Distribution Fund – S Shares (the “Funds”) Advisory Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2008, its 0.20% advisory fee for the Funds. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after February 29, 2008, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

                    , 2006

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Waiver of Transfer Agency Fees of Russell Investment Company (“RIC”) Retirement Distribution Funds

Dear Mark:

The 2007 Retirement Distribution Fund – A Shares, 2007 Retirement Distribution Fund – S Shares, 2007 Accelerated Distribution Fund – A Shares, 2007 Accelerated Distribution Fund – S Shares, 2007 Extended Distribution Fund – A Shares and 2007 Extended Distribution Fund – S Shares are referred to herein as the “Funds”.

RIMCo, in its capacity as transfer agent to the Funds, agrees to waive all transfer and dividend disbursing agency fees to be paid by the Funds pursuant to the Transfer Agency and Service Agreement between RIC and RIMCo dated July 1, 2005, at least through February 29, 2008. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark
President

Accepted and Agreed:

By:
Mark E. Swanson
Treasurer

                    , 2006

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Reimbursement of Certain Direct Expenses of Russell Investment Company (“RIC”) Retirement Distribution Funds

Dear Mark:

The 2007 Retirement Distribution Fund – A Shares, 2007 Retirement Distribution Fund – S Shares, 2007 Accelerated Distribution Fund – A Shares, 2007 Accelerated Distribution Fund – S Shares, 2007 Extended Distribution Fund – A Shares and 2007 Extended Distribution Fund – S Shares are referred to herein as the “Funds”.

RIMCo, in its capacity as transfer agent for RIC, agrees to reimburse the Funds, at least through February 29, 2008, for all Expenses paid by the Funds. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

“Expenses” include all fees and expenses of the Funds due to RIMCo, as administrator, State Street Bank and Trust Company or any other person under RIC’s Custodian Contract, Administrative Agreement, Distribution Agreement (each of the foregoing as may be amended from time to time) or agreements or arrangements with third parties for recordkeeping and other administrative services, as well as any other amounts due persons as a result of the Funds’ operations under any other agreement or otherwise excluding transfer and dividend disbursing agency fees (which are waived by RIMCo pursuant to a separate letter agreement) and non-recurring and extraordinary expenses.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer